EXHIBIT 24

POWER OF ATTORNEY TO SIGN ANNUAL REPORT

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl H. Doppelt, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign the name of such person in the capacity indicated below opposite the name of each person to the Annual Report for the fiscal year ended December 31, 2012 of Walter Energy, Inc. on Form 10-K and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed this 1st day of March, 2013.

/s/ David R. Beatty, O.B.E
David R. Beatty, O.B.E., Director

/s/ Jerry W. Kolb
Jerry W. Kolb, Director

/s/ Patrick A. Kriegshauser
Patrick A. Kriegshauser, Director

/s/ Joseph B. Leonard
Joseph B. Leonard, Director

/s/ Graham Mascall
Graham Mascall, Director

/s/ Bernard G. Rethore
Bernard G. Rethore, Director

/s/ Michael T. Tokarz
Michael T. Tokarz, Chairman

/s/ A.J. Wagner
A.J. Wagner, Director